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EXHIBIT 2 - CHARTER, ORGANIZATIONAL MINUTES, ARTICLES OF INCORPORATION AND
BY-LAWS -

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                                    BYLAWS OF

                              DOUBLE E CORPORATION

ARTICLE I: OFFICES

Section 1.1 The principal office for the transaction of business of the Corporation shall be located at such place in the County of Douglas, State of Nevada, as may be designated from time to time by the Board of Directors. Other offices may be established at any time by the Board of Directors at any place or places designated by the Board of Directors.

ARTICLE II: SHAREHOLDERS' MEETINGS

SECTION 2.1 ANNUAL MEETINGS

        The annual meeting of the shareholders shall be held at 2:00 p.m. the 4th day in October each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day which is a business day, at the principal office of the Corporation, or at such other time, date and place within or without the State of Nevada as may be designated by the Board of Directors and in the notice of such meeting. The business to be transacted at such meeting shall be the election of directors and such other business as may properly be brought before the meeting.

SECTION 2.2 SPECIAL MEETINGS

        Special meetings of the shareholders for any purpose may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the Corporation. Such meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Nevada as may be designed in the notice of meeting.

SECTION 2.3 NOTICE OF MEETINGS

        2.3.l Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the President or a Vice-President or the Secretary or the Assistant Secretary, or if refusal, by any director or shareholder.

        2.3.2 Such notices shall be sent to the shareholder's address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice, not less than ten (10) nor more than sixty (60) days before such meeting.

        2.3.3 Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting, and in case of a special meeting shall state the purposes for which the meeting is called.

        2.3.4 When a meeting is adjourned for thirty days or more, notice of the adjourned meeting



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shall be given as in case of an original meeting. Save as aforementioned, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

        2.3.5 Any shareholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

        2.3.6 No notice is required for matters handled by the consent of the shareholders pursuant to NRS 78.320.

        2.3.7 No notice is required of the annual shareholders meeting, or other notices, if two annual shareholder notices are returned to the corporation undelivered pursuant to NRS 78.370(7).

SECTION 2.4 CONSENT TO SHAREHOLDERS' MEETINGS AND ACTION WITHOUT MEETING

        2.4.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

        2.4.2 The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy; and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of such meeting, or an approval of the minutes thereof.

        2.4.3 Any action which may be taken by the vote of shareholders at a meeting, may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power (NRS 78.320).

        2.4.4 All such waivers, consents or approvals shall be filed with the corporate records, or made a part of the minutes of the meeting.

SECTION 2.5 QUORUM

        The holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

SECTION 2.6 VOTING RIGHTS

        Each shareholder shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.


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SECTION 2.7 PROXIES

        Subject to the limitation of NRS 78.355, every person entitled to vote or to execute consents may do so either in person or by proxy executed by the person or by his duly authorized agent.

 ARTICLE III: DIRECTORS - MANAGEMENT

SECTION 3.1 POWERS

        Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the Laws of the State of Nevada as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this Corporation shall be controlled by, a Board of at least one (1) Director. The number of directors may be more than one (1), but not more than fifteen (15) as the shareholders may decide from time to time by resolution (NRS 78.115). A director does not have to be a shareholder of the Corporation.

SECTION 3.2 ELECTION AND TENURE OF OFFICE

        The directors shall be elected at the annual meeting of the shareholders, to serve until the next annual meeting and until their successors are elected and have accepted their office. Their terms of office shall begin immediately upon election. At least one-fourth in number of the directors shall be elected annually. Election may be had by consent of the shareholders (78.320).

SECTION 3.3 REMOVAL AND RESIGNATION

        Any director may be removed either with or without cause, as provided by NRS 78.335.

        Any director may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.4 VACANCIES

        Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose. The shareholders may at any time elect a director to fill any vacancy not filled by the directors.

SECTION 3.5 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

        Meetings of the Board of Directors may be held at any place within or without the State of Nevada which has been designated by the Board of Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, as long as all directors


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participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

SECTION 3.6 ORGANIZATION MEETINGS

        The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders. No notice of such meetings need be given.

SECTION 3.7 OTHER REGULAR MEETINGS

        There shall be no regular meetings of the Board of Directors other than the organization meeting.

SECTION 3.8 SPECIAL MEETINGS -- NOTICES

        3.8.1 Special meetings of the Board of Directors for any purpose shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice President or by any two directors.

        3.8.2 Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director or sent to each director by mail or other form of written communication at least forty-eight (48) hours before the meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

SECTION 3.9 CONSENT TO DIRECTORS MEETINGS AND ACTION WITHOUT MEETING

        3.9.1 Any meeting is valid wherever held by the written consent of all persons entitled to vote thereat, given either before or after the meeting.

        3.9.2 The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if all the directors are present, or if a quorum is present and either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof.

        3.9.3 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

        3.9.4 All such waivers, consents, or approvals shall be filed with the Corporate records or made part of the minutes of the meeting.

SECTION 3.10 QUORUM


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        So long as the Board of Directors is composed of one or two directors, one of the authorized number of directors constitutes a quorum for the transaction of business. If there are three or more directors, a majority thereof shall constitute a quorum.

SECTION 3.11 COMPENSATION


        Directors may receive such reasonable compensation for their services as directors and such reimbursement for expenses incurred in attending meetings as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE IV: OFFICERS

SECTION 4.1 OFFICERS

        The officers of this Corporation shall be a President, a Vice President, a Secretary, a Treasurer, and a Resident Agent. The Corporation may also have in the discretion of the Board of Directors one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3 of this Article. One person may hold two (2) or more offices.

SECTION 4.2 ELECTION

        The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article shall be chosen annually by the Board of Directors, and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.

SECTION 4.3 SUBORDINATE OFFICERS

        The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 4.4 REMOVAL AND RESIGNATION



        4.4.1 Any officer may be removed either with or without cause, by the Board of Directors at any regular or special meeting, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

        4.4.2 Any officer may resign at any time by giving notice in writing to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.5 VACANCIES

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        A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 4.6 CHAIRMAN OF THE BOARD

        The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors of the Corporation and shall have the powers and duties prescribed in the Bylaws for the President.

SECTION 4.7 PRESIDENT

        The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 4.8 VICE PRESIDENT

        In the absence or disability of the President, the Vice Presidents, in the order fixed by the Board of Directors, shall exercise the functions of the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

SECTION 4.9 SECRETARY

        The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholder's meetings, and the proceedings.

        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a record of shareholders, or a duplicate record of shareholders, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary or Assistant Secretary, or if they are absent or unable to act or refuse to act, any other officer of the Corporation, shall give, or cause to be given, notice of all meetings of the shareholders, of the Board of Directors, and of committees of the Board of Directors, required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation, if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed

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by the Board of Directors or by the Bylaws.

SECTION 4.10 TREASURER OR CHIEF FINANCIAL OFFICER

        The Treasurer or Chief Financial Officers shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The Treasurer or Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions a Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of directors or the Bylaws.

SECTION 4.11 COMPENSATION

        Officers shall be awarded such reasonable compensation for their services and provisions made for their expenses incurred in attending to and promoting the business of the Corporation as may be fixed from time to time by resolution of the Board of Directors.

 ARTICLE V: COMMITTEES

SECTION 5.1 The Board of Directors may appoint and prescribe the duties of an executive committee, and such other committees as it may from time to time deem appropriate. Such committees shall hold office at the pleasure of the Board.

ARTICLE VI: RECORDS AND REPORTS -- INSPECTION

SECTION 6.1 INSPECTION OF BOOKS AND RECORDS

        All books and records provided for by Nevada Revised Statutes shall be open to inspection of the directors and shareholders to the extent provided by such statutes. (NRS 78.105).

SECTION 6.2 CERTIFICATION AND INSPECTION OF BYLAWS

        The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company in the manner provided by law.

SECTION 6.3  CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for payment of money, notes or other evidences of


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indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 6.4 ANNUAL REPORT

        No annual report to shareholders shall be required; but the Board of Directors may cause to be sent to the shareholders annual or other reports in such form as may be deemed appropriate by the Board of Directors.

ARTICLE VII: ISSUANCE AND SALES OF STOCK

SECTION 7.1 Each shareholder of this Corporation shall not be entitled to preemptive or preferential rights to subscribe for or purchase his proportionate part of any shares which may be issued at any time by this Corporation.

ARTICLE VIII: AMENDMENTS TO BYLAWS

SECTION 8.1 New Bylaws may be adopted or these Bylaws may be repealed or amended by a vote or the written assent of either shareholders entitled to exercise a majority of the voting power of the Corporation, or the number of directors authorized to conduct the business of the Corporation.

ARTICLE IX: CORPORATE SEAL

SECTION 9.1 This Corporation shall have the power to adopt and use a common seal or stamp, and to alter the same, at the pleasure of the Board of Directors. The use or nonuse of a seal or stamp, whether or not adopted, shall not be necessary to, nor shall it in any way effect, the legality, validity or enforceability of any corporate action or document (NRS 78.065).

ARTICLE X: CERTIFICATES OF STOCK

SECTION 10.1 FORM

        Certificates for Shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby, its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; and statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

SECTION l0.2 EXECUTION

        Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be


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countersigned by an incorporated bank or trust Company, either domestic or foreign as registrar of transfers.

SECTION 10.3 TRANSFER

        Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

SECTION 10.4 LOST OR DESTROYED CERTIFICATES

        Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, of the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

SECTION 10.5 TRANSFER AGENTS AND REGISTRARS

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

SECTION 10.6 CLOSING STOCK TRANSFER BOOKS

        The Board of Directors may close the transfer books in their discretion for a period not exceeding the thirty days preceding any meeting, annual or special, of the shareholders, or the date appointed for the payment of a dividend.

                                     ******


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                            CERTIFICATE OF SECRETARY

        I, George Cole, the undersigned, the duly elected and acting Secretary of Double E Corporation do hereby certify that the above and foregoing Bylaws were adopted as the Bylaws of said Corporation on the 8th day of October, 2001 by the Directors of said Corporation.

                                               /s/ GEORGE COLE
                                               -----------------------------
                                               George Cole, Secretary


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

                                     BYLAWS

                                       OF

                       DOUBLE E HOMES INTERNATIONAL, INC.

                             (A NEVADA CORPORATION)

                               TABLE OF CONTENTS


                                                            Page
                                                            ----
ARTICLE I - OFFICES
  1.1        Business Office ...............................  1
  1.2        Registered Office .............................  1

ARTICLE II - SHARES AND TRANSFER THEREOF ...................  1

  2.1        Regulation ....................................  1
  2.2        Certifications for Shares .....................  1
  2.3        Cancellation of Certificates ..................  2
  2.4        Lost, Stolen or Destroyed
               Certificates ................................  3
  2.5        Transfer of Shares ............................  3
  2.6        Transfer Agent ................................  4
  2.7        Close of Transfer Book and Record
               Date ........................................  5
ARTICLE III - SHAREHOLDERS AND MEETINGS THEREOF ............  6

  3.1        Shareholders of Record ........................  6
  3.2        Meetings ......................................  6
  3.3        Annual Meetings ...............................  6
  3.4        Special Meetings ..............................  7
  3.5        Notice ........................................  7
  3.6        Meeting of all Shareholders ...................  8
  3.7        Voting Record .................................  8
  3.8        Quorum ........................................  8
  3.9        Manner of Acting ..............................  9
  3.10       Proxies .......................................  9
  3.11       Voting of Shares ..............................  9
  3.12       Voting of Shares by Certain Holders ........... 10
  3.13       Informal Action by Shareholders ............... 11
  3.14       Voting by Ballot .............................. 11
  3.15       Cumulative Voting ............................. 11

ARTICLE IV - DIRECTORS, POWERS AND MEETINGS ................ 12

  4.1        Board of Directors ............................ 12
  4.2        Regular Meetings .............................. 12
  4.3        Special Meetings .............................. 12
  4.4        Notice ........................................ 13
  4.5        Participation by Electronic Means ............. 13
  4.6        Quorum and Manner of Acting ................... 14
  4.7        Organization .................................. 14
  4.8        Presumption of Assent ......................... 14


                                TABLE OF CONTENTS
                                   (Continued)

                                                              Page
                                                              ----

  4.9        Informal Action by Directors .................... 14
  4.10       Vacancies ....................................... 15
  4.11       Compensation .................................... 15
  4.12       Removal of Directors ............................ 15
  4.13       Resignations .................................... 15
  4.14       General Powers .................................. 16

ARTICLE V - OFFICERS ......................................... 16

  5.1        Term and Compensation ........................... 16
  5.2        Powers .......................................... 17
  5.3        Compensation .................................... 19
  5.4        Delegation of Duties ............................ 19
  5.5        Bonds ........................................... 19
  5.6        Removal

ARTICLE VI - FINANCE ......................................... 19

  6.1        Reserve Fund .................................... 19
  6.2        Banking ......................................... 20

ARTICLE VII - DIVIDENDS ...................................... 20

ARTICLE VIII - CONTRACTS, LOANS AND CHECKS ................... 20

  8.1        Execution of Contracts .......................... 20
  8.2        Loans ........................................... 21
  8.3        Checks .......................................... 21
  8.4        Deposits ........................................ 21

ARTICLE IX - FISCAL YEAR ..................................... 22

ARTICLE X - CORPORATE SEAL ................................... 22

ARTICLE XI - AMENDMENTS ...................................... 22


ARTICLE XII - EXECUTIVE COMMITTEE ............................ 22

  12.1       Appointment ..................................... 22
  12.2       Authority ....................................... 23
  12.3       Tenure and Qualifications ....................... 23
  12.4       Meetings ........................................ 23
  12.5       Quorum .......................................... 24
  12.6       Informal Action by Executive Committee .......... 24


                                TABLE OF CONTENTS
                                   (Continued)

                                                          Page
                                                          ----
  12.7     Vacancies ..................................... 24
  12.8     Resignations and Removal ...................... 24
  12.9     Procedure ..................................... 24

ARTICLE XIII - EMERGENCY BYLAWS .......................... 25

CERTIFICATE .............................................. 27


                                    ARTICLE I

                                     OFFICES

        1.1 Business Office. The principal office and place of business of the Corporation in the State of California shall be at 18661 Vine Street, Hesperia, California, 92345. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as business of the Corporation may require.

        1.2 Registered Office. The initial registered office of the Corporation, required by the Nevada General Corporation Law to be maintained in the State of Nevada, shall be set forth in the Articles of Incorporation. The address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                           SHARES AND TRANSFER THEREOF

        2.1 Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation including the appointment of transfer agents and registrars.

        2.2 Certificates for Shares. Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, provided that such signatures may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or its employee. Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

        The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue script in lieu of any fractional shares, such script to have terms and conditions specified by the Board of Directors.

        2.3 Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

        2.4 Lost, Stolen or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

        2.5 Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Certificate of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

        2.6 Transfer Agent. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the Corporation shall act as transfer agent of the certificates representing the shares of stock of the Corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 3.7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the Corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

        2.7 Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                   ARTICLE III

                       SHAREHOLDERS AND MEETINGS THEREOF

        3.1 Shareholders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in, any shares on the part of any other person, firm or Corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

        3.2 Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

        3.3 Annual Meeting. In the absence of a resolution of the Board of Directors providing otherwise, the annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the second Monday of April in each fiscal year, if the same be not a legal holiday, and if a legal holiday in the State of Nevada, then on the next succeeding business day, at 9:00 o'clock a.m. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. If the annual meeting is not held within any thirteen month period, any court of competent juris-diction in the State of Nevada, may, on the application of any shareholder, summarily order a meeting to be held.

        3.4 Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors or the holders of not less than thirty five percent of all the shares entitled to vote at the meeting.

        3.5 Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by statute not less than twenty -five days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased or if the sale of all or substantially all of the Corporation's assets is to be voted upon, at least thirty days' notice shall be given. Any shareholder may waive notice of any meeting.

        Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.

        3.6 Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

        3.7 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours . Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

        The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

        3.8 Quorum. Fifty Percent (50%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Nevada General Corporation Law and Certificate of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        3.9 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a different proportion or number or voting by classes is otherwise required or permitted by statute or by the Certificate of Incorporation or these Bylaws.

        3.10 Proxies. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        3.11 Voting of Shares. Unless otherwise provided by these Bylaws or the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

        3.12 Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other Corporation may determine.

        Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another Corporation if the majority of shares entitled to vote for the election of directors of such Corporation is held by this Corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

        Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

        3.13 Informal Action by Shareholder. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders entitled to vote with respect to the subject matter thereof in accordance with the Nevada General Corporation Law.

        3.14 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

        3.15 Cumulative Voting. No shareholder shall be permitted to cummulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

                                   ARTICLE IV
                         DIRECTORS, POWERS AND MEETINGS

        4.1 Board of Directors. The business and affairs of the Corporation shall be managed by a board of four (4) directors who need not be shareholders of the Corporation or residents of the State of Nevada and who shall be elected at the annual meeting of shareholders or some adjournment thereof. The Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The Board of Directors may increase or decrease, to not less than one, the number of directors by resolution; except that there need only be as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.

        4.2 Regular Meetings. A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

        4.3 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the

State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

        4.4 Notice. Written notice of any special meeting of directors shall be given as follows

                (a) By mail to each director at his business address at least three days prior to the meeting; or

                (b) By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        4.5 Participation by Electronic Means. Except as may be otherwise provided by the Certificate of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

        4.6 Quorum and Manner of Acting . A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Nevada or by the Certificate of Incorporation or these Bylaws.

        4.7 Organization. The Board of Directors shall elect a chairman to preside at each meeting of the Board of Directors. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.

        4.8 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        4.9 Informal Action By Directors. Any action required or permitted to be taken by the Board of Directors, or a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members entitled to vote with respect to the subject matter thereof.

        4.10 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the shareholders.

        4.11 Compensation. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        4.12 Removal of Directors. Any director or directors of the Corporation may be removed at any time, with or without cause, in the manner provided in the Nevada General Corporation Law.

        4.13 Resignations. A director of the corporation may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

        4.14 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants and other persons to render services to the Corporation.

                                    ARTICLE V

                                    OFFICERS

        5.1 Term and Compensation. The elective officers of the Corporation shall consist of at least a President and a Secretary each of whom shall be eighteen years or older and who shall be elected by the Board of Directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify or until their earlier resignation. Any number of offices may be held by the same person at the same time. The Board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board.

        5.2 Powers. The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors.

                (a) The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside, when present, at all meetings of the shareholders and of the Board of Directors unless a different chairman of such meetings is elected by the Board of Directors.

                (b) In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents in the order designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on the President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to him by the President or the Board of Directors.

                (c) The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors unless a different Secretary of such meetings is elected by the Board of Directors. He shall keep, or cause to be kept a record of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders or the Board of Directors. The

Secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the Corporation when so authorized. The Secretary or Assistant Secretary shall sign all stock certificates. The Secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors.

                (d) An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties of the Secretary. He shall perform such other duties as may be assigned to him by the President or by the Secretary.

                (e) The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation. He shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors. In the absence or disability of the President and Vice President or Vice Presidents, the Treasurer shall perform the duties of the President.

                (f) An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the president or by the

        Treasurer.

        5.3 Compensation. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

        5.4 Delegation of Duties. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

        5.5 Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

        5.6 Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                                   ARTICLE VI

                                     FINANCE

        6.1 Reserve Funds. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

        6.2 Banking . The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall be thereunto be authorized from time to time.

                                   ARTICLE VII

                                    DIVIDENDS

        Subject to the provisions of the Certificate of Incorporation and the laws of the State of Nevada, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board's opinion the condition of the affairs of the Corporation shall render such advisable.

                                  ARTICLE VIII

                           CONTRACTS, LOANS AND CHECKS

        8.1 Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the Corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.

        8.2 Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank trust company or institution, firm, Corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board of Directors discretion, may be general or confined to specific instances.

        8.3 Checks. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the Corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

        8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX

                                  FISCAL YEAR

        The fiscal year of the Corporation shall be the year adopted by resolution of the Board of Directors.

                                    ARTICLE X

                                 CORPORATE SEAL

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "CORPORATE SEAL".

                                   ARTICLE XI

                                   AMENDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.

                                   ARTICLE XII

                               EXECUTIVE COMMITTEE

        12.1 Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate from among its members an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        12.2 Authority. The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to declaring dividends and distributions, amending the Certificate of Incorporation, adopting a plan of merger or consolidation, filling vacancies on the Board of Directors or any committee thereof, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, authorize or approve the issuance or reacquisition of shares, or amending the Bylaws of the Corporation.

        12.3 Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation.

        12.4 Meetings. Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meeting of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

        12.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

        12.6 Informal Action by Executive Committee. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

        12.7 Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

        12.8 Resignation and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        12.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Di-rectors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                  ARTICLE XIII

                                EMERGENCY BYLAWS

        The Emergency Bylaws provided in this Article shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Certificate of Incorporation of the Corporation or in the Nevada General Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

        During any such emergency:

                (a) A meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

                (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

                (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

        (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

        (e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

        (f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                   CERTIFICATE

        I hereby certify that the foregoing Bylaws, consisting of twenty-seven pages, including this page, twenty-seven, constitute the Bylaws and were duly adopted by the Board of Directors of the Corporation as of October 20, 1992.

                                            DOUBLE E HOMES INTERNATIONAL, INC

                                            /s/ MARVELLE L. STEWART, SECRETARY
                                            ------------------------------------
                                            Marvelle L. Stewart, Secretary

                                                        FILED #C26898-2001
                                                           OCT 04 2001
                                                         IN THE OFFICE OF
                                                         /s/ Dean Heller

                                                  DEAN HELLER SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                              DOUBLE E CORPORATION

KNOW ALL BY THESE PRESENTS:

        That the undersigned does hereby associate themselves, desiring to be incorporated as a corporation in accordance with the laws of the State of Nevada and hereby certify and adopt the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this corporation and who may hold stock therein.

                                   ARTICLE I

        The name of the corporation is:

        DOUBLE E CORPORATION

                                   ARTICLE II

        The name and address of the resident agent of the corporation is:

        NEVADA CORPORATE CENTER
        1 Airport Road, Suite 2
        Minden, Nevada 89423

        Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

                                   ARTICLE III

        The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

                                    ARTICLE IV

        The authorized capital stock of this corporation is 25,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share.

        The Board of Directors is authorized to increase its capital stock by amendment to these Articles.

        The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

                                   ARTICLE V

        Members of the governing Board shall be known and styled as "Directors" and the number thereof shall be two (2) and may be increased or decreased from time to time pursuant to the By-Laws.

        The name and address of the first Board of Directors is as follows:

        Frank R. Stewart
        Post Office Box 20151
        Missoula, MT 59801

        Shirley Schmeckpeper
        Post Office Box 20151
        Missoula, MT 59801

        The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said corporation.

                                   ARTICLE VI

        The corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

                                   ARTICLE VII

        No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

                                  ARTICLE VIII

        Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.

                                   ARTICLE IX

        The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

                                    ARTICLE X

        The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444 inclusive and successor statutory provisions.

                                   ARTICLE XI

        The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.

        The corporation shall indemnify each present and future director, officer, employee or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

        The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's or officer's acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

                                   ARTICLE XII

        The name and address of the incorporator of this corporation is:

        Cammie Warburton
        1 Airport Road, Suite 2
        Minden, Nevada 89423

        IN, WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of DOUBLE E CORPORATION.


                                            /s/ CAMMIE WARBURTON
                                            ------------------------------------
                                            CAMMIE WARBURTON

              FILED
       IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
         STATE OF NEVADA
           OCT 28 1992
CHERYL A. LAU, SECRETARY OF STATE
        /s/ CHERYL A. LAU
           NO. 11735-92

                            ARTICLES OF INCORPORATION

                                       OF

                       DOUBLE E HOMES INTERNATIONAL, INC.


KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these Articles of Incorporation:

                                    ARTICLE I

                                      NAME

     The name of the Corporation shall be: Double E Homes International, Inc.


                                   ARTICLE II

                               PERIOD OF DURATION

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

     1. Purposes. Except as restricted by these Articles of In-corporation, the Corporation is organized for the purpose of transacting all lawful business for which Corporations may be incorporated pursuant to the Nevada General Corporation Law.

     2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a Corporation may exercise legally pursuant to the Nevada General Corporation Law.

     3. Issuance of Shares. The Board of Directors of the Corporation may divide and issue any class of Stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The authorized capital of this Corporation shall be 25,000,000 shares allocated as follows: (A) The aggregate number of Common shares which this Corporation shall have authority to issue is: Twenty Million (20,000,000) $0.001 par value shares, which shares shall be designated "Common Stock"; and (B) The aggregate number of Preferred shares which this Corporation shall have authority to issue is Five Million (5,000,000) $0.001 par value shares, which shares shall be designated "Preferred Stock".

     1. Dividends. Dividends in cash, Common Stock or other securities of the Corporation may be paid upon the Common or Preferred Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

     2. Distribution in Liquidation. Upon any liquidation, dissolution of winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

     3. Denial of Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of the Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding Common Stock, of the Common Stock entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such Common Stock or class or series thereof. Except as otherwise provided by these Articles of Incorporation or the Nevada General Corporation Law, if a quorum is present, the affirmative vote of a majority of the Common Stock or Common Stock equivalent represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     4. Denial of Preemptive Rights. No holder of any securities of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any securities of the Corporation, including securities held in the treasury of the Corporation.

     5.   Preferred Stock.

     A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Nevada as required by law.

     B. Each series of Preferred Stock

          (i) may have such number of shares;

          (ii) may have such voting powers, full or limited, or may be without voting powers;

          (iii) may be subject to redemption at such time or times and at such prices;

          (iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

          (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

          (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of Stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

          (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

          (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issue of any additional Stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this Corporation or any subsidiary of any outstanding Stock of this Corporation; and

          (ix) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

               all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

     C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of

Stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors, providing for the issue of any series of Preferred Stock and subject to any filing required by law.

                                    ARTICLE V

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the Corporation and one or more of its directors or any other Corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE VI

                              CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation.

This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

     1. The Corporation shall indemnify its directors, officers, employees and agents to the maximum extent and in accordance with the provisions of the Nevada General Corporation Law, now existing or as hereinafter amended.

     2. A unanimous vote of each class of securities of this Corporation entitled to vote shall be required to amend this article.

                                  ARTICLE VIII

                          ELIMINATION AND LIMITATION OF

                               PERSONAL LIABILITY

     No director of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for:

     Any breach of the director's duty of loyalty to the Corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; acts specified in the Nevada General Corporation Law; or any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

                                   AMENDMENTS

     The Corporation reserves the right to amend its Articles of

Incorporation from time to time in accordance with the Nevada General Corporation Law.

                                    ARTICLE X

                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial Bylaws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE XI

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the Corporation is 555 South Center Street, Reno, Nevada 89501 and the name of the initial registered agent at such address is Garrett Sutton, Esquire. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                   ARTICLE XII

                           INITIAL BOARD OF DIRECTORS

     The number of directors of the Corporation shall be fixed by the bylaws of the Corporation, except the initial Board of Directors shall consist of four (4) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

       Name                          Address
       ----                          -------
Frank R. Stewart                     18661 Vine Street
                                     Hesperia, CA 92345

Marvelle L. Stewart                  18661 Vine Street
                                     Hesperia, CA 92345

William F. Stewart                   18661 Vine Street
                                     Hesperia, CA 92345

Marshall Southerland                 18661 Vine Street
                                     Hesperia, CA 92345


                                  ARTICLE XIII

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

       Name                           Address
       ----                           -------
Charisma E. Metzinger                 600 17th Street
                                      Suite 2309 South Tower
                                      Denver, CO 80202

     IN WITNESS WHEREOF, the above named incorporator has signed these Articles of Incorporation this 9th day of October, 1992.


                                        /s/ CHARISMA E. METZINGER
                                        ----------------------------------------
                                        Charisma E. Metzinger



STATE OF COLORADO              )
                               ) ss.
COUNTY OF DENVER               )

     I, Paul H. Metzinger, a Notary Public, hereby certify that on the 9th day of October, 1992, personally appeared before me, Charisma Metzinger who being by me first duly sworn declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date hereinbefore mentioned.

My commission expires: MY COMMISSION EXPIRES 11/26/92
                       ---------------------

(S E A L)


                                        /s/ PAUL H. METZINGER
                                        ----------------------------------------
                                        Notary Public

                                                       MANUAL ORIGINAL SIGNATURE

              FILED
       IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
         STATE OF NEVADA
           FEB 25 1993
CHERYL A. LAU, SECRETARY OF STATE
        /s/ CHERYL A. LAU
           NO. 11735-92

                            CERTIFICATE OF AMENDMENT

                       DOUBLE E HOMES INTERNATIONAL, INC.


     The Undersigned hereby declares:

     (1)  She was the sole original incorporator of the Corporation;

     (2) The date the original Articles of Incorporation were filed with the Secretary of State and the County Clerk was October 28, 1992.

     (3)  As of the date hereof, no capital of the Corporation has been paid.

     The Articles of Incorporation, Article I NAME, shall be amended to read:

          The name of the Corporation shall be Double E International, Inc.

In Witness Whereof, the original Incorporator has signed this Certificate of Amendment this 19th day of February, 1992.


                                        /s/ CHARISMA E. METZINGER
                                        ----------------------------------------
                                        Charisma E. Metzinger

STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )


     I, Paul H. Metzinger, a Notary Public, hereby certify that on the 19th day of February, 1992, personally appeared before me, Charisma E. Metzinger, who being by me first duly sworn declared that she is the person who signed the foregoing Certificate of Amendment, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date hereinbefore mentioned.

My commission expires: 1/13/97

( S E A L )

                                        /s/ PAUL H. METZINGER
                                        ----------------------------------------
                                        Notary Public

                                                                 RECEIVED
                                                                MAR 8 1993
                                                         PAUL H. METZINGER, P.C.
                                                             DENVER, COLORADO

                             ORGANIZATIONAL MINUTES

                            OF THE BOARD OF DIRECTORS

                                       OF

                              DOUBLE E CORPORATION


     The organization meeting of the Board of Directors of Double E Corporation was held on October 8, 2001, at 10:00 a.m.

     George Cole constituting the total members of the initial Board of Directors of the Corporation, and a quorum, were present.

     George Cole acted as Chairman and as Secretary of the meeting.

     The Chairman reported that the Articles of Incorporation had been filed with the Secretary of State of the State of Nevada. The Secretary was directed to insert a certified copy of the Articles in the minute books as part of these minutes.

     The Secretary then presented the resignation of the incorporator. After reviewing the resignation of the incorporator, and upon motion duly made, seconded and unanimously carried it was:

          RESOLVED, that the Board accept the resignation of the incorporator.

     The Secretary submitted to the meeting a seal proposed for use as the corporate seal of the Corporation, along with a form of the stock certificate. After reviewing the seal and the stock certificate, and upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that the form of the seal and the stock certificate submitted to this meeting are adopted and approved as the corporate seal and stock certificate of the Corporation. The Secretary of the Corporation is hereby authorized and directed to insert a copy of the stock certificate with these minutes, and to affix an impression of the seal on the margin of these minutes.

     The Secretary then presented the proposed Code of Bylaws relating to the regulation of the business and affairs of the Corporation, its shareholders, Directors, and officers. After reviewing the proposed Code of Bylaws and upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that the Code of Bylaws presented to this meeting is adopted as the Code of Bylaws of the Corporation, and the Secretary is directed to certify and insert the Code of Bylaws into


Organizational Minutes of
the Board of Directors -- Page 1
          the minute book (containing the minutes of the proceedings of the Board of Directors and other relevant corporate documents).

     The Chairman stated that the next order of business was the election of the officers as specified in the Code of Bylaws. The Chairman called for nominations for officers to serve for one year or until their successors are elected or qualified. After discussion, the following persons were nominated and seconded to the following positions:

          George Cole                   President/Secretary/Treasurer

     The Chairman called for further nominations, but none were made. A voice vote was taken and since there was no opposition, the Chairman declared that the nominees are the duty elected officers of the Corporation to serve until the next annual Board meeting, or until their successors are elected and shall qualify.

     The Chairman stated that the next order of business was to determine the compensation of the officers. After discussion and upon motion duly made, seconded and unanimously carried, it was:

          RESOLVED, that the salary of the corporate officers shall be determined at a later date.

     The Chairman stated that the next order of business was to consider paying all expenses and reimbursing all persons for expenses paid or incurred in connection with the formation and organization of the Corporation. After discussion, upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that the Treasurer of the Corporation be authorized and directed to pay all charges and expenses incident to the formation and organization of this Corporation and to reimburse all persons who have made any disbursements for such charges and expenses.

     The Chairman stated the next order of business was to consider reimbursement to officers and Directors of the Corporation of travel and other expenses which such employees expend on behalf of the Corporation. After discussion and upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that the Corporation shall reimburse each officer and Director for any reasonable necessary expenses which they incur in connection with the purposes of the Corporation and in furtherance of its business.

          RESOLVED FURTHER, that it shall be the policy of this Corporation to reimburse each officer and Director or to pay directly on behalf of each officer or Director necessary and



Organizational Minutes of
the Board of Directors -- Page 2
          ordinary out-of-pocket expenses incidental to travel for all business activities of the Corporation requiring travel.

     The Chairman stated that the next order of business was to consider an election under Section 248 of the Internal Revenue Code to amortize the organizational expense of the Corporation over a period of sixty (60) months, beginning with the first month of business of the Corporation. The Chairman explained that if the election was not made, the organizational expenses would constitute a nondeductible capital expenditure. After discussion, upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that beginning with the month in which the Corporation begins business, the Corporation commence amortizing its organizational expense over a period of sixty (60) months in accordance with Section 248 of the Internal Revenue Code.

     The Chairman stated that the next order of business was the designation of a depository for the funds of the Corporation. After discussion, upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that _______ is designated as the depository for the general account of the Corporation, and all checks, drafts, and orders on any of the accounts with the depository may be signed by the following:
          George Cole. The President. Secretary and Treasurer are authorized and directed to execute any documents necessary to open and continue any accounts with the depository.

          FURTHER RESOLVED, that the Secretary of this Corporation be, and hereby is, instructed to annex a copy of such documents to the minutes of this meeting.

     The Chairman stated that the next order of business as to consider the designation of a Registered Agent and registered office of the Corporation in the State of Nevada. The Chairman stated that the Articles of Incorporation stated that NEVADA CORPORATE CENTER is the Registered Agent of the Corporation and the principal place of business is 1 Airport Road, Suite 2 Minden, Nevada 89423. Upon motion duly made, seconded and unanimously adopted, it was:

          RESOLVED, that NEVADA CORPORATE CENTER, be, and hereby is appointed Registered Agent for the Corporation in the State of Nevada. The office of the Registered Agent is to be located at 1 Airport Road., Suite 2, Minden, Nevada 89423.

     After a discussion and upon motion duly made, seconded and unanimously carried, it was:


Organizational Minutes of
the Board of Directors -- Page 3

          RESOLVED, that SUTTON LAW CENTER be retained as the corporation's legal counsel.

     The Chairman stated that the next order of business was to consider the issuance of capital stock of the Corporation pursuant to Section 1244 of the Internal Revenue Code. The Chairman stated that Section 1244 permits ordinary loss treatment, as opposed to capital loss treatment when the holder of Section 1244 stock either sells or exchanges such stock at a loss or when such stock becomes worthless. After discussion, upon motion duly made, seconded, and unanimously carried, it was:

          RESOLVED, that the capital stock of the Corporation shall issued pursuant to Section 1244 of the Internal Revenue Code. The Corporation is authorized to offer and issue its authorized common stock. Said stock shall be issued only for money and other property (other than stock or securities. The officers of the Corporation are authorized and empowered, and directed to perform any and all acts necessary to carry out this plan and to qualify the stock offered and issued under it as Section 1244 stock as that term is defined in Section 1244 of the Internal Revenue Code and the Regulations thereunder.

     The Chairman stated that the next order of business was to consider the issuance of shares of the capital stock of the Corporation. The Chairman stated that the following individuals offered to acquire a total of 100,000 shares of common stock of the corporation, $0.001 par value, in exchange for a total of $100.00.

          Name                                No. of Shares
          ----                                -------------
          Mid West Corp.                      100,000


     The Chairman further explained that the stock, upon issuance, is to be fully paid and nonassessable. After discussion, upon motion duly made, seconded, and unanimously cared, it was:

          RESOLVED, that in consideration for the payment of One Hundred Dollars ($100.00), the Corporation shall issue to Mid West Corp. 100,000 shares of the Corporation's fully paid, nonassessable common stock having $0.001 par value per share.

          RESOLVED FURTHER, that the President or Secretary of this Corporation be, and they hereby are, authorized and empowered to execute any and all other instruments and certificates, and to do and perform all other acts and things necessary, or by them deemed desirable, to effectuate the purposes of the foregoing resolutions.


Organizational Minutes of
the Board of Directors -- Page 4

     The Chairman stated that the next order of business was to consider the adoption of a fiscal year for the Corporation. The Chairman explained that the Corporation could elect to end its fiscal year during any calendar month. Upon motion duly made, seconded and unanimously carried, the following resolution was adopted:

          RESOLVED, that any one of the President, Secretary or Treasurer of this Corporation, is hereby authorized to select calendar fiscal year for the corporation by filing of a tax return, other appropriate tax form, or by any other proper action.

     The Chairman stated that the next order of business was to authorize certain corporate officers to execute and deliver deeds, conveyance, promissory notes, deeds of trust, mortgages and other instruments necessary to accomplish the aims and purposes of this Corporation. After discussion, and upon motion duly made, seconded and unanimously carried, it was:

          RESOLVED, that the Officers of the Corporation, and only the Officers of this Corporation, be and they hereby are, authorized and empowered, for and on behalf of this Corporation, and as its Corporate act and deed, at any tine, or from time to time, to negotiate for and/or to enter into any lease, leases, mortgages, promissory notes, other agreement or other agreements with any party or parties, containing such terms and conditions as said Officers may deem necessary or desirable in order to promote and fully effectuate the conduct, by this Corporation, of its business and/or businesses.

     The Chairman stated that the next order of business was to establish a tine for the regular meetings of the Board.

          RESOLVED, that the meetings of the Board of Directors of this Corporation be held at the principal office of the Corporation, or at such other location as a majority of the Board may determine, from time to time, as may be called by the President, and that no further notice of such regular meetings need be given.


Organizational Minutes of
the Board of Directors -- Page 5

     There being no further business to come before the meeting, upon motion duly made, seconded, and unanimously carried, the Chairman declared the meeting adjourned.

                                        /s/ GEORGE COLE
                                        ----------------------------------------
                                        George Cole, Secretary

APPROVED:

/s/ GEORGE COLE,
----------------------------------------
George Cole, Chairman


Organizational Minutes of
the Board of Directors -- Page 6

                 MINUTES OF ORGANIZATIONAL MEETING OF DIRECTORS

                                       OF

                       DOUBLE E HOMES INTERNATIONAL, INC.

     The organizational meeting of the Board of Directors of Double E Homes International, Inc., a Nevada corporation, was held at 18661 Vine Street, Hesperia, California 92345 on the 20th day of October 20, 1992 at 9:00 o'clock a.m.

     The following individuals were present

     Frank R. Stewart
     Marvelle L . Stewart
     William F. Stewart
     Marshall Southerland

     ... constituting all of the Directors as designated in the Articles of Incorporation of this Corporation.

     Frank R . Stewart conducted the meeting as Chairman. The Chairman stated the objects of the meeting to be ratification of the Articles of Incorporation, the adoption of the Bylaws, the election of officers, the issuance of capital stock and the transaction of such other business as might come before the meeting.

     WHEREAS, the Articles of Incorporation and the Certificate of Incorporation issued by the Secretary of State of the State of Nevada have been exhibited to all Directors, it hereby is unanimously

       RESOLVED, that the Articles of Incorporation are hereby accepted and ratified, a copy of which Articles of Incorporation and said Certificate follow these minutes.

     WHEREAS, a set of Bylaws prepared by counsel for the Corporation has been read, article by article, by each Director, it hereby is unanimously

          RESOLVED, that said Bylaws, both separately and in their entirety, hereby are adopted, a copy of which Bylaws follow these Minutes.

          WHEREAS, a discussion has taken place concerning the formal election of a Chairman and Secretary of the Board of Directors, it hereby is unanimously

          RESOLVED, that Frank R. Stewart hereby is elected as the Chairman of the Board of Directors until the next annual meeting of the directors.

          FURTHER, RESOLVED, that Marvelle L. Stewart hereby is elected as Secretary of the Board of Directors.

          WHEREAS, the election of officers is to be undertaken as specified in the Bylaws, it hereby is unanimously

          RESOLVED, that the following persons hereby are elected to the corporate offices set opposite their names until their respective successors are elected

          Frank R . Stewart             President
          William F . Stewart           Vice President
          Marvelle L . Stewart          Secretary and Treasurer

          WHEREAS, a full discussion has taken place concerning the general affairs and start up operations of the Corporation, it hereby is unanimously

          RESOLVED, that the accounting and tax year of this Corporation shall be as determined by resolution of the Board of Directors.

          RESOLVED, that the seal of the Corporation presented at this meeting and an impression of which is directed to be made in the margin of these Minutes be and the same hereby is adopted as the seal of this Corporation.

          RESOLVED, that the Treasurer of this Corporation be and he hereby is authorized to pay all fees and expenses incident to and necessary for the organization of this Corporation.

          RESOLVED, that the Treasurer of this Corporation be and he hereby is authorized to purchase such office supplies as may be necessary to commence and properly administer the affairs of this Corporation.

          RESOLVED, that the President is hereby authorized to retain a certified public accountant, to serve at the pleasure of the President in assisting this Corporation in establishing its books of accounts and to otherwise advise this Corporation in connection with accounting matters,

          RESOLVED, That the President is hereby authorized to retain Paul H. Metzinger, P.C. , to serve at the pleasure of the President in assisting this Corporation and to otherwise advise this Corporation in connection with legal matters.

          RESOLVED, that the executive officers of the Corporation be and they hereby are authorized and directed to open such bank accounts in the name of the Corporation in such bank or banks as they shall determine for the deposit of funds belonging to the Corporation, such funds to be withdrawn only by check of the Corporation signed by Frank R. Stewart or Marvelle L. Stewart, authorized officers of this Corporation. The initial corporate banking account shall be opened pursuant to the corporate resolution, attached hereto as Exhibit "A".

          RESOLVED, that the stock certificate of this Corporation be in the form of the specimen that is folded and inserted in the Minute Book of the Corporation immediately following these Minutes.

          RESOLVED, that the Board of Directors and the appropriate Executive Officers of the Corporation be and they hereby are authorized to issue stock certificates for shares of the $0.001 par value Common Stock of this Corporation to the full amount authorized by the Certificate of Incorporation in such amounts and proportions and for such consideration as from time to time shall be determined by the Board of Directors and as may be permitted by law and to accept in full or in part payment of any share or shares in cash, as the Board of Directors may determine shall be proper or necessary for the business of this Corporation.

     WHEREAS, the advantage of the provisions of Section 1244 of the Internal Revenue Code of 1986 has been discussed fully, including the fact that this section permits ordinary loss treatment (up to an amount equal to $50,000 per taxpayer) either when the holder of Section 12 44 stock sells or exchanges such stock at a loss or when such stock becomes worthless, and that the Corporation qualifies as a small business corporation so long as it does not issue stock for aggregate consideration in excess of one million dollars, the Corporation issues its Common Stock for money and property (other than stock or securities), and the Corporation does not derive more than fifty percent of its income from royalties, rents, dividends, interests, annuities, and sales or exchanges of stocks or securities, it is hereby unanimously

          RESOLVED, that Directors of the Corporation hereby adopt the benefits of Section 1244.

          WHEREAS, the Corporation has received subscriptions for 100 shares of its $0.001 par value Common Stock at $1.00 per share from the following corporation on the following terms and conditions, which conditions and values have been appraised by the Board of Directors, it hereby is unanimously

          RESOLVED, that the consideration paid for the stock to be issued, is fair, adequate and reasonable and that said property is necessary for the business of the Corporation:

          FURTHER RESOLVED, that the subscription be and it hereby is called and the Corporation hereby accepts the consideration described as full payment for the stock to be issued in exchange therefor.

       NAME                          SHARES               CONSIDERATION
       ----                          ------               -------------
       Double E. Homes, Inc.          100                  $100.00


          RESOLVED, that the Corporation shall and hereby does issue 100 shares of its $0.001 par value Common Stock out of its authorized by unissued shares for a total consideration equal in amount to $100.00.

          RESOLVED, that the proper officers, upon receipt of the consideration detailed above, issue and execute certificates representing such shares.

          RESOLVED, that when issued such shares shall be deemed outstanding, fully paid for and nonassessable.

RESOLVED, that this Corporation as the wholly owned subsidiary of Double E Homes, Inc., a Montana corporation, shall effect a short form Section 368(a)(1)(F) statutory merger with this Corporation being the survivor.

RESOLVED, that this Corporation shall issue its shares in exchange for all of the issued and outstanding shares of Double E Homes, Inc., pursuant to the Plan of Reorganization and Merger Agreement and when issued shall be validly issued, outstanding fully paid and nonassessable.

RESOLVED, that upon completion of the statutory merger the offices of this Corporation shall deliver stock certificates to the shareholder.

WHEREAS, the various steps in the organization of the Corporation and the active participation of each of the Board of Directors, officers and incorporators has been reviewed by all the Directors and upon consideration thereof, it hereby is unanimously

RESOLVED, that this corporation as a Nevada Corporation file an application for Certificate of Foreign Authority with the State of Colorado.

RESOLVED, that the officers of this Corporation be and they hereby are authorized, empowered, delegated and instructed to execute any and all documents and instruments deemed necessary, essential or appropriate by them or by counsel to complete the organization and reorganization of this Corporation and to permit it to conduct its business.

RESOLVED, that the actions taken by the officers, Directors and incorporators of the Corporation prior to its incorporation but for and on behalf of the Corporation thereby are approved, ratified and adopted as if done pursuant to prior corporate authorization.

                                        /s/ Marvelle L. Stewart
                                        ----------------------------------------
                                        Marvelle L. Stewart, Secretary

                  MINUTES OF ORGANIZATION MEETING OF DIRECTORS

                                       OF

                          DOUBLE E INTERNATIONAL, INC.


     A meeting of the Board of Directors of Double E International, Inc., a Nevada corporation, was held at Missoula, Montana on the 28th day of October, 1998 at 10:00 o'clock a.m.

     The following individuals were present: Frank R. Stewart, Chairman of the Board and Treasurer, assumed the office of President and secretary of the corporation, Marvelle L. Stewart. The Chairman appointed Marshall Southerland as Director, and Assistant Treasurer and Vice President in charge of the Initial Public Offering (IPO), Shirley Schmeckpeper as Secretary to succeed Marvelle L. Stewart whose resignation becomes effect at the termination of this meeting, William A. Kent as Director and Vice President of foreign business, and Gordon Keck as Director and Vice President of Machine Manufacturing of Double E International, Inc., Gordon Keck and William A. Kent appointment pending further review before final approval, constituting all of the Directors as designated in the Articles of Incorporation of this Corporation.

     WHEREAS: Frank R. Stewart conducted the meeting as Chairman and President. The Chairman stated the objects of the meeting of officers, the appointment of the Board of Directors and their confirmation, the commissioning of the IPO, that Marshall Southerland be appointed Assistant Treasurer and Director and administering to the IPO and such other business as might become a part of the business related to the IPO.

     RESOLVED, that Marshall Southerland be appointed Assistant Treasurer and Director and administering to the IP0 and such other business as might become a part of the business related to the IPO. Resolution carried by unanimous vote.


Secretary /s/ Marvelle L. Stewart dated the 28th day of October, 1998.

                          Double E International, Inc.
                 18661 Vine Street - Hesperia, California 92345

                     MINUTES FOR BOARD OF DIRECTORS MEETING
                              Held January 22,1993
                                . Red Lion Motel
                               Ontario, California

ATTENDANCE:

Frank R. Stewart, Chairman of the Board

Marshall Southerland, Vice-Chairman of the Board

William F. Stewart, President

Barbara C. Hamer, Director

Marvelle Stewart, Secretary

Tom Garner, Auditor

CALL TO ORDER

            The meeting was called to order by Frank Stewart at 2:15 p.m. Pacific Time.


MINUTES

            The October 6,1992 meeting minutes were not read for approval.

OLD BUSINESS

        1. Machine Status.

           Update: Frank Stewart indicated that he thought the current machine could be completed for around $35,000.

        2. Audit.

           Update: The audit of year end 1992 for Double E Homes, Inc. has been completed by Tom Garner. Copies were distributed to each Board member.


 NEW BUSINESS

        1. Election of Officers.

           Issue: While the Chairman, President, Secretary, and Treasurer were elected by the shareholders, the Company's Bylaws require that the Board elect these officers.

       MOTION: MARSHALL SOUTHERLAND MOVED THAT THE BOARD AFFIRM THE ELECTION OF FRANK STEWART AS CHAIRMAN AND TREASURER, WILLIAM STEWART AS PRESIDENT AND CEO, AND MARVELLE STEWART AS SECRETARY.

       Second:     Barbara Hamer.

       Discussion: Not all of the Board has a copy of the Bylaws.

       Vote:       Passed Unanimously.

       Action: Frank Stewart will have copies of the Bylaws sent to those Board members who don't have them.

2.     Appointment of Controller.

       Issue: The Company needs a controller to coordinate and be responsible for all accounting and tax issues.

       MOTION: MARSHALL SOUTHERLAND MOVED THAT THE BOARD APPOINT TOM GARNER AS THE COMPANY'S CONTROLLER.

       Second:     Barbara Hamer.

       Discussion: None.

       Vote:       Passed unanimously.

       Action: Frank Stewart will begin to send financial information to Tom Garner who will prepare monthly reports for distribution to the Board.

3.     Committee Appointments.

       Issue:      The Company needs to appoint two committees from the Board:

                   1) A licensing committee needs to be formed who will be responsible for licensing materials, researching potential licensees of the Company, initiating appointment agreements, and making recommendations to the Board on whether licensee appointments should be approved.

                   2) A finance committee needs to be formed to evaluate financial alternatives available to the Company, develop banking relationships, establish reporting formats, etc.

       MOTION:     WILLIAM STEWART MOVED THAT THE FOLLOWING COMMITTEES BE
                   ESTABLISHED:

                   1) LICENSING COMMITTEE: MARSHALL SOUTHERLAND, BARBARA HAMER, AND TOM GARNER.

                   2) FINANCE COMMITTEE: FRANK STEWART, WILLIAM STEWART, AND TOM

                          GARNER.

       Second:     Marshall Southerland.

       Discussion: Marshall Southerland will be the lead person for the
                   Licensing Committee. William Stewart will be the lead person for the Finance Committee.

       Vote:       Passed Unanimously.

4.     Company Logo.

       Issue: Several different logos are currently in use by the Company. William Stewart recommended that a decision be made to use one logo and recommended the following design:

                      [DOUBLE E INTERNATIONAL INC. LOGO]

       MOTION: MARSHALL SOUTHERLAND MOVED THAT THE RECOMMENDED LOGO BE ADOPTED BY THE COMPANY.


       Second:     Barbara Hamer.

       Discussion: None.

       Vote:       Passed Unanimously.

       Action: William Stewart will be responsible for developing Company documents (letterhead, business card designs, etc.) and will distribute the forms to the Board as they are developed.

5.     Orlando Investor's Conference.

       Issue: The Company is registered to attend the investor conference in Orlando Florida. Frank Stewart, Marshall Southerland, and Barbara Hamer will attend. There needs to be a Board resolution determining the number of shares authorized for sale.

       MOTION: MARSHALL SOUTHERLAND MOVED THAT 15,000,000 SHARES OF DOUBLE E INTERNATIONAL, INC. BE AUTHORIZED.

       Second:     Barbara Hamer.

       Discussion: This 15,000,000 would include all of the shares currently issued and
                   outstanding.

       Vote:       Passed Unanimously.

       Action:     William Stewart:

                   - Call Paul Metzinger regarding actions that the Company needs to take to be in compliance with SEC regulations.

                   - Revise Business Plan Presentation for Frank Stewart to use.

                   -    Fix small house model and ship to Conference.

                   -    Artwork and layout for business cards.

                   -    House designs and panel elevations.

                   -    Revisions to Business Plan.

                   Barbara Hamer:

                   -    Company Brochure.

                   - Business Cards for Frank Stewart, Marshall Southerland, and herself.

                   - List of references for investors to contact (ie. other EE investors who would be willing to talk to potential investors.)

                   Frank Stewart:

                   -    Copy and bind Business Plan.

                   -    Take all conference materials to Florida.

                   -    Use of proceeds evaluation.

                   -    Stock give-away fliers.

                   -    IPO information.

                   Marshall Southerland:

                   -    Speech on current business activity.



6.     Meetings.

       Issue: The Board needs to establish the interval at which the meetings will be held. Frank Stewart recommended that they be held monthly for now. Later the Board may consider changing to quarterly meetings.

       MOTION:     MARSHALL SOUTHERLAND MOVED THAT THE BOARD MEET MONTHLY.

       Second:     William Stewart.

       Discussion: It is understood that most of the meetings will be held via conference call.

       Vote:       Passed Unanimously.

7.     Shareholder Relations.

       Issue: Frank Stewart thinks that the shareholders need to be apprised of Company activities on a regular basis via a newsletter. Barbara Hamer volunteered to prepare the newsletter.

       MOTION: MARSHALL SOUTHERLAND MOVED THAT BARBARA HAMER PREPARE A MONTHLY NEWSLETTER TO BE SENT TO THE SHAREHOLDERS.

       Second:     William Stewart.

       Discussion: The draft of the newsletter will be sent to the President for approval before it goes to print and distribution.

       Vote:       Passed Unanimously.


ADJOURNMENT

       MOTION: BARBARA HAMER MOVED THAT THE MEETING OF THE BOARD OF DIRECTORS BE ADJOURNED.

       Second:     Marshall Southerland.

       Discussion: None.

       Vote: Passed Unanimously. The meeting was adjourned at 5:15 p.m. Pacific Time, January 22,1993.

                                                   Respectfully submitted;

                                                   /s/ Marvelle L. Stewart
                                                   -----------------------------
                                                   Marvelle L. Stewart
                                                   Secretary

                          Double E International, Inc.

                  18661 Vine Street, Hesperia, California 92345


                     MINUTES FOR BOARD OF DIRECTORS MEETING
                               Held June 16, 1993
                                   Holiday Inn
                               Modesto, California

ATTENDANCE:

Frank R. Stewart, Chairman of the Board

Marshall Southerland, Vice-Chairman of the Board

William F. Stewart, President - By Proxy

Barbara C. Hamer, Director

John Montgomery, Director

Marvelle L. Stewart, Secretary

CALL TO ORDER

       The meeting was called to order by Frank Stewart at 12:15 p.m. Pacific Time.


MINUTES

       Since the minutes of the board meeting on January 22, 1993 was submitted for each board member to review, motion was made to accept the minutes as submitted.

       MOTION: JOHN MONTGOMERY MOVED THAT THE MINUTES OF THE JANUARY 22, 1993 BE ACCEPTED AS SUBMITTED.

       Second:     Marshall Southerland

       Vote:       Passed Unanimously


                               Page 1 of 7 pages

OLD BUSINESS

       MOTION: MARSHALL SOUTHERLAND MOVED THAT THE FEBRUARY, MARCH, APRIL AND MAY BOARD MEETINGS BE WAIVED DUE TO ACCOUNTING REPORTING HAVING BEEN DELAYED.

       Second:     John Montgomery

       Vote:       Passed Unanimously

       COMMITTEE REPORTS

       Finance Committee: The Financial Statement prepared by Tom Garner was presented and accepted.


       License Committee: A report was presented by Marshall Southerland with no new contracts in hand.

       Vote:       Passed Unanimously

       STATUS REPORTS

       Machine Update

               1.    The Autorouter is operative

               2. The Platen is completed except for the foaming of four (4) sections, hydraulics installed and working, motor drive competed.

               3. All fasteners including delay switches on hand. Switches will be delivered when paid for. Frame will be delivered when paid for. Kelly is writing program.

               4. Building of model home at Ontario plant will be of post and beam construction.

               5. F. Stewart is working with suppliers to provide appliances and materials as demo units.

RESOLUTIONS FOR OLD BUSINESS

       1.      Resolved that the shareholders be accepted.

       MOTION:     MOTION WAS MADE BY BARBARA HAMER THAT THE SHAREHOLDERS BE
                   ACCEPTED.


                               Page 2 of 7 pages

       Second:     Marshall Southerland

       Vote:       Passed Unanimously

       2. Resolved that Johnny L. McGarity's agreement with Charles Lanier be accepted and that Johnny L. McGarity receive the 75,000 shares of common stock of the Company that Lanier purchased and was extended by the Stewart family, provided that McGarity tender the agreement to the Board of Directors between he and Lanier and secure the foundation machine materials that were shipped to Lanier in Houston.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       3. Resolved that the By Laws of the corporation be adopted and presented to the shareholders for approval at the next annual meeting.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       4. Resolved that the Licensing Offering Document be adopted as the format, since registration must be in compliance within any state or foreign country franchise laws.

       MOTION: MOTION WAS MADE BY BARBARA HAMER THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        Marshall Southerland

       Vote:          3 YES
                      1 ABSTAIN
                      Passed

       5. Resolved that the Operations Manual be adopted as the format, since registration and assignment must be in compliance with local, state, federal and laws of each


                               Page 3 of 7 pages
                   country.

       Motion: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          3 YES
                      1 ABSTAIN
                      Passed

       6. Resolved that the Board of Directors meeting be held on a quarterly basis. The next Board of Directors meeting will be set for the last part of July, 1993.

       MOTION: MOTION WAS MADE BY BARBARA HAMER THAT THE ABOVE RESOLUTION WE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       7. Resolved that the $65,000 loan and note of Marjorie Carson from Double E Homes, Inc. be transferred to Double E International, Inc. and accepted.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          3 YES
                      1 ABSTAIN (Frank Stewart voted in place of Barbara Hamer)

                      Passed

       8. Resolved that the $12,035 note to Barbara Hamer given to the Company be accepted. $5,000 in Barbara Carson Hamer's name. $7,035 in Marjorie Carson's name.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          4 YES
                      1 ABSTAIN (Frank Stewart voted in place of Barbara Hamer)


                                Page 4 of 7 pages

                      Passed

       9. Resolved that the $25,000 note to George Spitz given to the Company be accepted.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       10. Resolved that the $30,000 note given and assigned to the Company by Johnny McGarity be accepted.

       MOTION: MOTION WAS MADE BY BARBARA HAMER THAT THIS RESOLUTION BE TABLED UNTIL THE NEXT BOARD OF DIRECTORS MEETING.

       Second:        Marshall Southerland

       Vote:          Passed Unanimously

Marvelle L. Stewart, Secretary of the Corporation, reported that the shares of the corporation are being issued.

NEW BUSINESS

       1. Resolved that the resignation of William F. Stewart be accepted and that Barbara Carson Hamer complete the remaining term as President. An employment contract will be submitted by Barbara Hamer to be approved by the Finance Committee.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          4 YES
                      1 ABSTAIN (Frank Stewart voted in place of Barbara Hamer) Passed

       2. Resolved that George Spitz be appointed as a standby member of the Board of Directors, in the event of a vacancy.


                               Page 5 of 7 pages

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       3. Resolved that Johnny L. McGarity be issued 28,000 shares of stock in lieu of accrued salary.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE TABLED UNTIL THE NEXT BOARD OF DIRECTORS MEETING.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       4. Resolved that the Finance Committee open bank accounts as needed with all funds to be deposited in one primary account, with all funds being disbursed to subsidiary accounts and disbursements made from these accounts either by accounts payable requisition and vouchered, purchase order with funds that have been allocated by the Finance Committee, payroll ledger, or requisitions; that all capitalized purchases over $500.00 must be approved by the Finance Committee, and all capitalized purchases over $5,000.00 be approved by the Board of Directors; and any person appointed by management to manage allocated funds who violates these procedures shall be held responsible.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       5. Resolved that the Double E International, Inc. Financial Management Procedures dated 6/16/93 will be adopted after review by the Finance Committee, with copies to be sent to Barbara Hamer and Marshall Southerland.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery


                               Page 6 of 7 pages

       Vote:          Passed Unanimously

       6. Resolved that all machine manufacturing must be commissioned by the Board of Directors.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

       7. Resolved that all Licenses and Licensees must be approved by the Board of Directors.

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE ABOVE RESOLUTION BE ACCEPTED.

       Second:        John Montgomery

       Vote:          Passed Unanimously

ADJOURNMENT

       MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE MEETING OF THE BOARD OF DIRECTORS BE ADJOURNED.

       Second:        Barbara Hamer

       Vote:          Passed Unanimously. The meeting was adjourned at 3:32 p.m.
                      Pacific Time, June 16, 1993.

                                                      Respectfully submitted;


                                                      /s/ Marvelle L. Stewart
                                                      --------------------------
                                                      Marvelle L. Stewart
                                                      Secretary


                               Page 7 of 7 pages

DOUBLE E INTERNATIONAL INC.
4/22/94 FT. LAUDERDALE B&D MEETING

                              SUMMARY OF ACTIVITIES

FRIDAY, APRIL 22, 1994
LOCATION, AND ATTENDANCE:

        The meeting was called by the President, Skip Nordness and held at the Crown Sterling Suites in Ft. Lauderdale, Florida at 10:00 A.M. Those present were the Chairman, Frank R. Stewart, President, Skip Nordness, John Manion, Director, and Paul Metzinger Legal Counsel of the Company. Waiver of notice was waived for the meeting.

MEETING SUMMARY:

        The meeting was called to order at 10:00 a.m. by Skip Nordness Recommendations were made as follows:

        1. That the since Ozell Littleton has failed to meet the deadlines and commitments that he had made, that he be replaced as the secretary of the corporation. Frank Stewart advised that he had registered the officers of the Company and due to a time element registered against the Company by the State of Nevada, registered himself as the temporary Secretary until the vacancy be filled.

        2.  That the Board of Directors formally adopt the Bond Issue.

        3.  That Tom Garner be contacted to complete the 1993 Audit.

        4. That the funds raised from the Bond Issue be used for operating the plant in Ontario, and funding the IPO.

Discussion of the topics was held and a Motion was made and seconded. With no descending vote, the President ruled that the motion had passed. There being no further business, motion was made to adjourn the meeting, seconded and the President adjourned the meeting.


/s/ FRANK R. STEWART
------------------------------------
Frank R. Stewart - Acting Secretary

                          DOUBLE E INTERNATIONAL, INC.
                                18661 VINE STREET
                           HESPERIA, CALIFORNIA 92345

                     MINUTES FOR BOARD OF DIRECTORS MEETING
                            HELD VIA CONFERENCE CALL
                                       AT
                                18661 VINE STREET
                              HESPERIA, CALIFORNIA
                      (THIRTY DAY NOTICE HAVING BEEN GIVEN)

ATTENDANCE:

FRANK R. STEWART, Chairman of the Board & Treasurer
MARVELLE L. STEWART, Secretary

CALL TO ORDER

        The meeting was called to order by Frank R. Stewart at 10:00 a.m., September 30, 1995 Pacific Standard Time for the sole purpose of restructuring the Company. 0."Skip" Nordness was acting as President of the Company from March 1995 until August 1995 when he experienced financial reverses in his own company, Crystal Medical. He advised Paul Metzinger that he was resigning. During his tenure as President, he had Marshall Southerland resign from the Board. 0."Skip" Nordness appointed John Manion to the Board and he later resigned due to conflict of interests with his own company. The Bond Issue that was approved was unsuccessful and canceled.

MOTION: FRANK R. STEWART MOVED THAT THE BOARD ACCEPT COURSE OF ACTION AS ABOVE STATED. SINCE I, FRANK R. STEWART, MAJORITY STOCKHOLDER, CHAIRMAN OF THE BOARD AND TREASURER, SELF APPOINT MYSELF TO ACT AS PRESIDENT OF THE COMPANY UNTIL A NEW PERSON CAN BE FOUND TO ACCEPT THE POSITION. ALL OF THE PURPOSES SET FORTH FOR THIS MEETING IN THE CALL TO ORDER ARE HEREBY ACCEPTED AND ENTERED AS OF RECORD THE DATE FIRST ABOVE WRITTEN.

FRANK R. STEWART BEING THE ONLY PERSON VOTED TO ACCEPT THE MOTION.

There being no further business, Frank R. Stewart adjourned the meeting.

                                             Respectfully submitted;


                                             /s/ MARVELLE L. STEWART
                                             ----------------------------
                                             Marvelle L. Stewart
                                             Secretary

                          DOUBLE E INTERNATIONAL, INC.
                                18661 VINE STREET
                           HESPERIA, CALIFORNIA 92345

                     MINUTES FOR BOARD OF DIRECTORS MEETING
                  HELD April 1, 1996, extended to May 22, 1996
                                18661 Vine Street
                           Hesperia, California 92345


ATTENDANCE:

Frank R. Stewart, Chairman of the Board

Scott Brody, Director

Marvelle L. Stewart, Secretary

CALL TO ORDER

        The meeting was called to order by Frank Stewart at 10:00 a.m., April 1, 1996, Pacific Standard Time.


MINUTES

        Since the minutes of the board meeting on Friday April 22, 1994 was submitted for each board member to review, motion was made to accept the minutes as submitted.

        MOTION: SCOTT BRODY MOVED THAT THE MINUTES OF THE APRIL 22, 1994 AND SEPTEMBER 30, 1995 BE ACCEPTED AS SUBMITTED.


        Second:        Frank R. Stewart

        Vote:          Passed Unanimously

OLD BUSINESS

1. The Chairman announced the appointment of Scott Brody to the Office of the President and Board Member vacated by 0 "Skip" Nordness. John Manion tendered his resignation as a member of the board.

2. The Chairman opened a bank account and savings account with the First Interstate Bank of Commerce, Missoula, Montana, upon a disagreement with the Bank of America, Hesperia,


                               Page 1 of 7 pages

California.

3. The Chairman appointed Michael Fennessy to the office of Vice President in charge of Leasing, Licensing and sales.

4. The Chairman leased certain GNMA's from William W. Devinney for $5,000. Upon flying to Detroit, Michigan and tendering $5,000 for the GNMA's described below being assigned to the Company, and thereon, rescinded the lease agreement.

5. Chairman opened a bank account and savings account with the Texas Bank of Commerce, a wholly owned subsidiary of Chase Bank of New York, to facilitate the transfer of funds form the Cairo Egypt Licensee; and a Brokerage Account with Financial Network Investment Corporation, of Greenville, Texas.

6. Ray Grage, the Company Architect and Structural Engineer, referred Carlo Mione to the Company and gave an order of 1000 panels per month for wash bays for Chevron and Mobile Oil Companies and McDonald's and other fast food chains. Frank R. Stewart has been negotiating for a building with the assistance of Marshall Southerland and Tom Garner in an attempt make arrangements for financing of the new machine, MACH I and plant operation.

7. Executive Sales Agency Agreements have been entered into with several Agents.

8. Bill Kent of Danville, California, an Executive Sales Agent, has negotiated a License Plant operation in Cairo, Egypt, and in so doing, a bank account and wire transfer routing with a major international bank and an account with a brokerage firm is required.

STATUS REPORTS

        1.      Metro III Machine is stored at Hegwers in Ontario, California.

RESOLUTIONS FOR OLD BUSINESS

1. Resolved that the resignation of John Manion and Skip Nordness be accepted, and that Scott Brody approved as President.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO ACCEPT THE RESIGNATIONS THAT THE APPOINTMENT OF SCOTT BRODY AS PRESIDENT AND BOARD MEMBER BE ACCEPTED.


        Vote:   Passed Unanimously

2. Resolved that the Chairman opened a bank account and savings account with the First Interstate Bank of Commerce, Missoula, Montana, upon a disagreement with the Bank of America, Hesperia, California.


                               Page 2 of 7 pages

        MOTION: MOTION WAS MADE BY SCOTT BRODY TO APPROVE THE OPENING OF BANK ACCOUNTS WITH THE FIRST INTERSTATE BANK OF COMMERCE, MISSOULA, MONTANA.

        Vote: Passed Unanimously

3. The Chairman appointed Michael Fennessy to the office of Vice President in charge of Leasing, Licensing and sales.

        MOTION: MOTION WAS MADE BY SCOTT BRODY TO APPROVE THE APPOINTMENT OF MICHAEL FENNESSY TO THE OFFICE OF VICE PRESIDENT IN CHARGE OF SALES, LICENSING AND LEASING.

        Vote: Passed Unanimously

4. The Chairman leased certain GNMA's from William W. Devinney for $5,000. Upon flying to Detroit, Michigan and tendering $5,000 for the GNMA's described below being assigned to the Company, and thereon, rescinded the lease agreement. The value of the GNMA's having been verified by Tom Garner and his broker, Frank R. Stewart flew to Detroit and completed the agreement.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO APPROVE THE TRANSACTION AND THE FOLLOWING TRANSACTION:

        William W. DeVinney of WINCO, Inc. has offered to sign over GNMA'S described as follows to the Company in exchange for Common Stock of Double E International, Inc. at $1 per share, to wit:

        EXCHANGE NO. 1 Double E International, Inc. will exchange 1,218,000 shares of Common Stock of the Company for (1) GNMA valued at $1,218,000 as of April 1, 1996.

        EXCHANGE NO. 2 Double E International, Inc. will exchange 236,979 shares of Common Stock of the Company for (1) GNMA valued at $1,236,979 as of April 1, 1996.

        MOTION: FRANK R. STEWART MOVED THAT THE BOARD ACCEPT THIS EXCHANGE AND THAT HE FLY TO DETROIT, MICHIGAN AND TENDER $5,000 TO WILLIAM W. DEVINNEY/WINCO, INC. AND EXCHANGE CERTIFICATE #138 FOR A GNMA VALUED AT $1,218,000 FOR THE SAME NUMBER OF COMMON STOCK SHARES, AND EXCHANGE CERTIFICATE #150 FOR A GNMA VALUED AT $236,979 FOR THE SAME NUMBER OF COMMON STOCK SHARES.

        Vote: Passed Unanimously

5. Chairman opened a bank account and savings account with the Texas Bank of Commerce, a wholly owned subsidiary of Chase Bank of New York, to facilitate the transfer of funds form the Cairo Egypt Licensee; and a Brokerage Account with Financial Network Investment Corporation, of Greenville, Texas.


                               Page 3 of 7 pages

        MOTION: MOTION WAS MADE BY FRANK R. STEWART THAT THESE TRANSACTIONS BE APPROVED AND THAT THE OPENING OF ADDITIONAL BANK ACCOUNTS AND STOCK BROKERAGE ACCOUNTS AS NEEDED BE APPROVED, THAT TOM GARNER BE APPROVED TO ISSUE, SIGN CHECKS AND DISBURSE FUNDS PER THE DIRECTION OF THE BOARD OF DIRECTORS.

        Vote: Passed Unanimously

6. Ray Grage, the Company Architect and Structural Engineer, referred Carlo Mione to the Company and gave an order of 1000 panels per month for wash bays for Chevron and Mobile Oil Companies and McDonald's and other fast food chains. Frank R. Stewart has been negotiating for a building with the assistance of Marshall Southerland and Tom Garner in an attempt to complete arrangements for financing of the new machine, MACH I and plant operation.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO APPROVE THE TRANSACTION AND THAT THE A ARRANGING OF FUNDS FOR LEASING OF THE MACHINE BE APPROVED, THAT TOM GARNER AND FRANK R. STEWART NEGOTIATE A LEASE FUNDING CONTRACT WITH A LEASE FUNDING SOURCE.

        Vote: Passed Unanimously

7. Executive Sales Agency Agreements have been entered into with several Agents.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO APPROVE THE EXECUTIVE SALES AGENCY AGREEMENT AND THE SIGNING OF AGENTS.

        Vote: Passed Unanimously

8. Bill Kent of Danville, California, an Executive Sales Agent, has negotiated a License Plant operation in Cairo, Egypt, and in so doing, a bank account and wire transfer routing with a major international bank and an account with a brokerage firm is required.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO APPROVE THE EXECUTIVE SALES AGENT, BILL KENT'S LICENSE CONTRACT FOR EGYPT.

        Vote: Passed Unanimously

9. William W. Devinney of WINCO, Inc, agreed to the assigning of the GNMA's and the funding thereto provided that he be appointed to the Board of Directors.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO APPROVE THE APPOINTMENT OF WILLIAM W. DEVINNEY TO THE BOARD OF DIRECTORS TO BECOME EFFECTIVE UPON THE ASSIGNMENT AND FUNDING OF THE GNMA'S, AND IN THE EVENT THAT EITHER OF THE TWO TRANSACTIONS ARE INCOMPLETE, THIS APPOINTMENT BECOMES NULL AND VOID.

        Vote: Passed Unanimously


                               Page 4 of 7 pages

10. Frank R. Stewart advised William Wilson, of Poway, California, an investor and an aerospace EE engineer has agreed to assist in setting up the machines for the Company performing the programming and machine shake down, and thereafter, after the first machine is set up, a flat fee per machine will be determined.

        Michael Fennessy has been appointed as Vice President in charge of Licensing, Leasing of machines and sales at a salary base of $5,000.

        Frank R. Stewart appointed Scott Brody as President of the Company. His salary, when he comes on board permanently, will be $5,000 per month base, and Frank R. Stewart will receive the same salary base of $5,000.

        The salary base will remain in force until an annual house production reaches 500,000 each year and thereafter, the License Fee Appropriation Schedule kick in and bonuses are applied, be adopted.

        Frank R. Stewart will add personnel or delegate personnel to select personnel as needed to set up plants.

        MOTION: FRANK R. STEWART MOVED THAT THE BOARD AFFIRM THE APPOINTMENT OF MICHAEL FENNESSY AS VICE PRESIDENT IN CHARGE OF LICENSING, LEASING OF MACHINES AND SALES AT A SALARY RATE OF $5,000 PER MONTH BASE, SCOTT BRODY AS PRESIDENT OF THE COMPANY, HIS SALARY WILL COMMENCE WHEN HE COMES ON BOARD PERMANENTLY AT $5,000 PER MONTH BASE, AND FRANK R. STEWART WILL RECEIVE THE SAME SALARY BASE OF $5,000. THE SALARY BASE WILL REMAIN IN FORCE UNTIL AN ANNUAL HOUSE PRODUCTION REACHES 500,000 EACH YEAR AND THEREAFTER, THE LICENSE FEE APPROPRIATION SCHEDULE KICK IN AND BONUSES ARE APPLIED, THAT the LICENSE FEE APPROPRIATION SCHEDULE BE ADOPTED, FRANK R. STEWART ADD OR DELEGATE PERSONNEL OR FIRMS TO SELECT EMPLOYEES AS NEEDED TO SET UP PLANTS, IN THE EVENT THAT ANY PARTY HERETO RESIGNS, AIL REMUNERATION COMMITMENT SHALL BECOME NULL AND VOID.

        Passed Unanimously

ADJOURNMENT

        MOTION: MOTION WAS MADE BY SCOTT BRODY THAT THE MEETING OF THE BOARD OF DIRECTORS BE ADJOURNED.

        Vote: Passed Unanimously. The meeting was adjourned at 3:32 p.m. Pacific Time, May 22, 1996.

                                             Respectfully submitted;


                                             /s/ Marvelle L. Stewart
                                             ---------------------------------
                                             Marvelle L. Stewart - Secretary


                               Page 5 of 7 pages

                          DOUBLE E INTERNATIONAL, INC.
                                 P. O. BOX 20151
                               MISSOULA, MT 59801
                     MINUTES FOR BOARD OF DIRECTORS MEETING
                                HELD MAY 9, 2000
                            122 TYLER WAY, SUITE 100
                               LOLO, MONTANA 59847

ATTENDANCE:

Frank R. Stewart, Chairman of the Board

William A Kent, Director

Marshall Southerland, Director

Shirley Schmeckpeper, Secretary

CALL TO ORDER

        The meeting vas called to order by Frank R. Stewart at 10:00 a.m., May 9, 2000, Mountain Standard Time.

MINUTES

        Since the minutes of the board meeting on October 28, 1999 was submitted for each board member to review, motion was made to accept the minutes as submitted.

        MOTION: Marshall Southerland moved that the minutes of October 28, 1999 be accepted as submitted.

        SECOND:        By Frank R. Stewart

        VOTE:          Passed Unanimously

OLD BUSINESS

1. Frank R. Stewart met with Whitey Hegwer at the Double Tree Inn in Orange, California and made an agreement to settle with Hegwer for the rental on the building. The agreement was in exchange for 200,000 shares of common stock.

RESOLUTIONS FOR OLD BUSINESS

1. Resolved that the transaction exchange of 200,000 shares of common stock be issued to Raymond R. Hegwer be approved.

        MOTION: Motion was made by Frank R. Stewart to approve the exchange of 200,000 shares of common stock for rental payments owed Raymond R. Hegwer.

        SECOND:        By Marshall Southerland

        VOTE:          Passed Unanimously

NEW BUSINESS

1.      The Chairman announced that Marshall Southerland had turned him to Wyatt
        H. Cox of Planeo, Texas, and David Galvin, President of the Bonham Economic Development Council. In so doing, a Bus. Plan for ADVANCED PANEL TECHNOLOGIES, Inc. was forwarded to David Galvin. They, in turn, have returned a proposal for ADVANCED PANEL TECHNOLOGIES, Inc. The funds evolve from a Bank with SBA Guarantee and funds from the Council and include 10 acres of industrial land, a 25,000 sq. ft. building and operational funding.

2. Double E International, Inc. will have to upgrade the machine located in Ontario, California at an expense of $75,000. The Metro III Machine will be moved to a Gordon Keck location of his choosing.

3. Frank R. Stewart proposed to exchange common stock with Whitey Hegwer for moving the machine.

4. Frank R. Stewart proposed to sell the Metro III Machine to ADVANCED PANEL TECHNOLOGIES, Inc. in exchange for stock, value of $225,000.

5. Frank R. Stewart proposed to exchange stock of ADVANCED PANEL TECHNOLOGIES, Inc. for the Double E License contract, valued for $165,000.

6. Frank R. Stewart proposed to advance $50,000 to ADVANCED PANEL TECHNOLOGIES, Inc. in exchange for common stock. The $50,000 is a requirement of the funding agreement.

7. Frank R. Stewart proposed that William A. Kent be rewarded for his efforts in behalf of the Company for arranging contracts with a group in Cairo, Egypt, and paying all his expenses.

8. Frank R. Stewart advised that the Company would have to purchase certain equipment to manage the upgrading of the machine stored in Ontario, California.

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO MOVE THE TITLE OF THE METRO III TO ADVANCED PANEL TECHNOLOGIES, INC. CORPORATION VIA A BILL OF SALE IN EXCHANGE FOR COMMON STOCK OF SAID CORPORATION.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO EXCHANGE A DOUBLE E LICENSE FOR ADVANCED PANEL TECHNOLOGIES, INC. CORPORATION COMMON STOCK OF SAID CORPORATION.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO ADVANCE $50,000 CASH INVESTMENT INTO ADVANCED PANEL TECHNOLOGIES, INC. CORPORATION IN EXCHANGE FOR COMMON STOCK OF SAID CORPORATION.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO ISSUE 400,000 SHARES OF COMMON STOCK TO ED SAYLOR FOR A $200,000 INVESTMENT, AND IN THE EVENT THAT IT IS A LESSER AMOUNT, THE SHARES TO BE RATABLY ADJUSTED.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO ISSUE 5,000 SHARES OF COMMON STOCK TO WHITEY HEGWER IN EXCHANGE FOR MOVING THE METRO III MACHINE. IN THE EVENT THAT HE SHOULD AGREE TO DO SO.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

        MOTION: MOTION WAS MADE BY FRANK R. STEWART TO ISSUE 100,000 SHARES OF COMMON Stock to William A. Kent for a PREPAID EXPENSES AND HIS EFFORT IN SECURING BUSINESS CONTRACT FOR THE COMPANY

        SECOND:        By Marshall Southerland
        VOTE:          Passed Unanimously, William A. Kent Abstained

        MOTION:        MOTION WAS MADE BY MARSHALL SOUTHERLAND TO APPROVE FRANK
                       R. STEWART AS TREASURER OF THE COMPANY TO PURCHASE SUPPLIES, MACHINES, AUTO, PICKUPS AND EQUIPMENT IN ORDER TO SUCCESSFULLY COMPLETE THE UPGRADING AND RESETTING OF THE MACHINE IN TEXAS.

        SECOND:        By William A. Kent
        VOTE:          Passed Unanimously

ADJOURNMENT

        MOTION: MOTION WAS MADE BY MARSHALL SOUTHERLAND THAT THE MEETING OF THE BOARD OF DIRECTORS BE ADJOURNED.

        Passed Unanimously. The meeting was adjourned at 2:35 Mountain Standard Time, May 9, 2000.

                                            Respectively,


                                            /s/ Frank R. Stewart
                                            ---------------------------------
                                            Frank R. Stewart - Chairman of
                                            the Board

                     MINUTES FOR BOARD OF DIRECTORS MEETING
                             HELD OCTOBER 28TH, 1999
                                       VIA
                            CONFERENCE TELEPHONE CALL

ATTENDANCE:

        Frank R. Stewart -Chairman & President
        Marshall Southerland
        Marvelle L. Stewart- Secretary
        Shirley Schmeckpeper

CALL TO ORDER

        The meeting was called to order by Frank R. Stewart at 1:53 p.m. Mountain Standard time on October 28, 1998.

MINUTES

        The minutes of the last meeting were not read for approval.

OLD BUSINESS

        There was no old business.

NEW BUSINESS

1.      Resolved that since resignation of officers left the Company with Frank
        R. Stewart as Chairman and Treasurer, Marvelle L. Stewart as Secretary, the Chairman appointed himself as President Marvelle L. Stewart advised that she was resigning as secretary. The Chairman made the following appointments:

        Frank R Stewart as President and Director
        Marshall Southerland as Vice President, Assistant Treasurer and Director William A. Kent as Vice President in charge of foreign business and Director Shirley Schmeckpeper as Secretary and Director

        Motion: Made by Marshall Southerland for the Board of Directors to accept these appointments as the new board of Directors of the Company.

        Second  Shirley Schmeckpeper.

        Vote    Motion carried.

2. Resolved that an opportunity has been presented by Marshall Southerland and Tom Garner for the Company to become a publicly traded entity and be listed on the Bulletin Hoard of NASDAQ

        Motion: Made by Shirley Schmeckpeper for the Company to commission the firm represented herewith by Garner and Southerland to activate this process. Marshall Southerland will act in the capacity of Vice President, open a bank account in Dallas and manage these transactions.

        Second: Frank R. Stewart

        Vote:   Motion carried

3. Resolved that appropriate action be taken to cancel the shares of Common Stock that was issued to William DeVinney for GNMA's he represented were valid, and upon attempting to use said instruments, were found to be worthless; that Marshall Southerland talk with an attorney for advice.

4. Resolved that in the event an investor tender a substantial amount, that the amount should not exceed $5 Million and the price of Common Stock not be less than $2.00 per share.

        Motion: Made by Frank R. Stewart.

        Second: Shirley Schmeckpeper.

        Vote:   Motion carried.

        Motion: Made by Marshall Southerland to adjourn the meeting

        Second: Shirley Schmeckpeper.

        Vote:    Motion carried.


I, the Secretary of DOUBLE E INTERNATIONAL, Inc. submit these resolutions as having been passed by the Board of Directors.

Dated  October 28, 1999



/s/ MARVELLE L. STEWART
-----------------------
Marvelle L. Stewart
Secretary

                          DOUBLE E INTERNATIONAL, INC.
                                 P.O. BOX 20151
                              MISSOULA, MT 59801

                     MINUTES FOR BOARD OF DIRECTORS MEETING
                                HELD MAY 9, 2000
                            122 TYLER WAY, SUITE 100
                              LOLO, MONTANA 59847

ATTENDANCE:

Frank R. Stewart, Chairman of the Board

William A. Kent, Director

Marshall Southerland, Director

Shirley Schmeckpeper, Secretary

CALL TO ORDER

     The meeting was called to order by Frank R. Stewart at 10:00 a.m., May 9, 2000, Mountain Standard Time.

MINUTES

     Since the minutes of the board meeting on October 28, 1999 was submitted for each board member to review, motion was made to accept the minutes as submitted.

     MOTION:   Marshall Southerland moved that the minutes of October 28, 1999 be accepted as submitted.
     SECOND:   By Frank R. Stewart
     VOTE:     Passed Unanimously

OLD BUSINESS

1. Frank R. Stewart met with Whitey Hegwer at the Double Tree Inn in Orange, California and made an agreement to settle with Hegwer for the rental on the building. The agreement was in exchange for 200,000 shares of common stock.

RESOLUTIONS FOR OLD BUSINESS

1. Resolved that the transaction exchange of 200,000 shares of common stock be issued to Raymond R. Hegwer be approved.

     MOTION:   Motion was made by Frank R. Stewart to approve the exchange of
               200,000 shares of common stock for rental payment owed Raymond
               R. Hegwer.
     SECOND:   By Marshall Southerland
     VOTE:     Passed Unanimously

                          DOUBLE E INTERNATIONAL, INC.
                                 P.O. BOX 20151
                               MISSOULA, MT 59847

        Minutes for Board of Directors Meeting
        Held - July 20, 2001
        8344 East R L Thornton Freeway, Suite 204
        Dallas, Texas 75228

Meeting was called to order at 10:00 a.m., central standard time. Those present were; Marshall Southerland, Tom Garner, Frank R. Stewart, and Marvelle L. Stewart.

The unethical business practice of William A. Kent in Okeechabee, Florida was a concern of Frank R. Stewart. He explained the concern of William A. Kent's disregard for the stockholders interest of Double E International, Inc. Participating in this discussion was Marshall Southerland, Tom Garner and Frank
R. Stewart. A motion was made by Marshall Southerland that William A. Kent be removed from the Board of Directors and seconded by Frank R. Stewart. The vote passed unanimously.

Discussion was held for the inaccessibility of Shirley Schmeckpeper as Secretary of Double E International, Inc. Motioned was made that Shirley Schmeckpeper be temporarily replaced by Marvelle L. Stewart in order to facilitate handling of corporate matters. Motion was passed unanimously.

A discussion of holding a de facto stockholders meeting by a proxy or ballot to avoid the excessive cost of holding a full blown meeting. Motion was made by Frank R. Stewart and seconded by Marshall Southerland. Motion was passed unanimously.

Adjournment

Motion was made by Marshall Southerland that the meeting of the Board of Directors be adjourned. Seconded by Frank R. Stewart. Passed unanimously. The meeting was adjourned at 11:32 a.m. central standard time.


                                Respectfully submitted,


                                /s/ MARVELLE L. STEWART
                                -------------------------------------------
                                Marvelle L. Stewart, Secretary